UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Callaway Golf Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 18, 2019

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Callaway Golf Company, which will be held on Tuesday, May 7, 2019, at our offices located at 2180 Rutherford Road, Carlsbad, California 92008, commencing at 8:00 a.m. (Pacific Time). A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders who attend.

At the meeting, your Board of Directors will ask shareholders to (i) elect ten directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and (iii) approve, on an advisory basis, the compensation of our named executive officers. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm and “FOR” the approval of the compensation of our named executive officers.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the annual meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

Thank you for your continued interest in and support of Callaway Golf Company.

Sincerely,

Oliver G. (Chip) Brewer III

President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

When	Tuesday, May 7, 2019, 8:00 a.m. (Pacific Time).

Where	Callaway Golf Company 2180 Rutherford Road Carlsbad, California 92008 (A map is provided on the back page of these materials for your reference)

Items of Business

1.    To elect as directors the ten nominees named in the accompanying proxy statement.

2.    To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2019 fiscal year.

3.    To approve, on an advisory basis, the compensation of the company’s named executive officers.

4.    To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	March 11, 2019. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote

Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 3 to vote. As described on page 6 of the accompanying proxy statement, any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy or voted via the Internet or by telephone.

Carlsbad, California March 18, 2019	By Order of the Board of Directors, Sarah E. Kim Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2019:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2019

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Callaway Golf Company (the “Company”) has prepared these materials for its 2019 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at the Company’s offices located at 2180 Rutherford Road, Carlsbad, California 92008 on Tuesday, May 7, 2019 commencing at 8:00 a.m. (Pacific Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.

The proxy materials were first sent or made available to shareholders on or about March 28, 2019.

What is included in these proxy materials?

•	The Notice of 2019 Annual Meeting of Shareholders
•	This Proxy Statement
•	The Company’s 2018 Annual Report to Shareholders

If you requested printed versions by mail, you also will receive a proxy card or voting instruction form.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of materials.

What items will be voted on at the Annual Meeting?

There are three items that shareholders may vote on at the Annual Meeting:

•	To elect to the Company’s Board of Directors (the “Board”) the ten nominees named in this Proxy Statement;

•	To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION

Who may vote at the Annual Meeting?

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 11, 2019, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•

In person. You may vote in person at the Annual Meeting. You must bring valid photo identification such as a driver’s license or passport and you may be requested to provide proof of stock ownership as of the record date.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

You will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker, trustee or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.

The election of directors and the approval, on an advisory basis, of the compensation of the Company’s named executive officers are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” each of the nominees for election as director as set forth in this Proxy Statement;
•	“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.

What is the quorum requirement for the Annual Meeting?

As of the record date for the Annual Meeting, there were 94,818,838 shares of Common Stock issued and outstanding. Under Delaware law and the Company’s Bylaws, the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the

Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How many votes does each share have?

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. A shareholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated, or if such shareholder votes in person at the Annual Meeting, such shareholder must submit a ballot and make an explicit statement of the intent to cumulate votes. A shareholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present at the Annual Meeting, the ten nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Returning a proxy giving authority to vote for the nominees named in this Proxy Statement will also give discretion to the designated proxies to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and for the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

How are abstentions and broker non-votes treated?

As noted above, abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining whether a proposal is approved (other than the election of directors), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. Broker non-votes are not considered as shares having voting power present in person or represented by proxy and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal.

Can I change my vote after I have voted?

Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:

•	filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•	voting again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted will be counted); or
•	attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on May 6, 2019, and should be addressed as follows: Callaway Golf Company, Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to the Company’s Corporate Secretary at the Annual Meeting before voting begins.

Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via the Internet or by telephone as instructed on each proxy card.

Who is soliciting these proxies and who is paying the solicitation costs?

The cost of preparing, assembling, printing and mailing the proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $11,500, plus out-of-pocket expenses.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.

A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one proxy statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside. If any shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice of Internet Availability of Proxy Materials in the future, such shareholder should telephone the householding election system (toll-free) at 1-800-522-6645.

In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact his or her bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.

What else is expected to take place at the Annual Meeting?

The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business and then have a short question and answer period. The Company does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance. They address, among other topics:

• Board size • Board leadership • Board oversight responsibility • Succession planning • Director and executive officer stock ownership guidelines	• Director independence • Limits on directors serving on other boards • Director compensation • Director orientation and continuing education	• Board membership criteria • Majority vote policy in uncontested director elections • Board access to independent auditors and advisors • Annual Board assessment

Director Independence

The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the New York Stock Exchange (the “NYSE”). In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that each of the nine current non-management directors is independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, is the only current director who is not independent. Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr. Brewer are independent.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless he or she satisfies these threshold criteria.

In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, legal matters, investment banking, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, and mergers and acquisitions. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “— Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In addition, although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide distinct value and is important. In considering a potential new candidate, the Board considers whether he or she would increase the Board’s ethnic, gender or cultural diversity.

Identification of Potential Director Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws and who make such nominations in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Proposals” in this Proxy Statement.

Nomination Process

The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.

Service on Other Public Boards

Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. In addition, in advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairman or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.

Majority Vote Policy

Under the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee who has a greater number of votes “withheld” from his or her election than votes “for” such election, which the Company refers to as a “Majority Withheld Vote,” is required to submit in writing an offer to resign to the Board Chairman promptly upon certification of the shareholder vote. The Chairman refers the matter to the Nominating and Corporate Governance Committee, which in turn will consider, among other things, the reasons for the Majority Withheld Vote and will recommend to the Board whether or not to accept the resignation offer. The Board will consider such recommendation and will determine whether to accept the resignation and, if it does not accept the resignation, whether any further action is needed to address the reasons for the Majority Withheld Vote. The Board is required to publicly disclose such determination and the basis therefor. The director nominee who received the Majority Withheld Vote does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.

Annual Board and Committee Assessment and Evaluation

Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.

Board Leadership Structure

The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairman is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairman is not an independent director (e.g., when the Chairman is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairman or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, coordinates the activities of the independent directors, serves as a liaison between the Company’s Chief Executive Officer and the independent directors, and presides at the executive sessions (without management) of the independent directors.

The Company currently separates the positions of Board Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairman is Ronald S. Beard, and Mr. Brewer is our Chief Executive Officer. Separating these positions and having the Chairman lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Beard and Mr. Brewer. Accordingly, because Mr. Beard, who is an independent director, is serving as Board Chairman, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairman position is available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Memberships.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, and (iv) the establishment of procedures for the receipt and handling of complaints regarding accounting, internal accounting controls and auditing matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.

On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and quantification of the potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee and the full Board.

See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.

Board Committees

The Board currently has three standing committees:

•	the Audit Committee;

•	the Compensation and Management Succession Committee (sometimes referred to as the “Compensation Committee” in this Proxy Statement); and

•	the Nominating and Corporate Governance Committee.

The Board has adopted written charters for each of the three standing committees, copies of which are available on the Company’s website at www.callawaygolf.com under Investor Relations — Corporate Governance — Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Samuel H. Armacost	✓	Chair	Member	—
Ronald S. Beard	✓	Member	Member	Member
Oliver G. Brewer III	—	—	—	—
John C. Cushman, III	✓	—	Member	Member
Laura J. Flanagan(1)	✓	—	—	—
Russell L. Fleischer	✓	Member	—	—
John F. Lundgren	✓	Member	Chair	—
Adebayo O. Ogunlesi	✓	Member	—	Chair
Linda B. Segre	✓	—	Member	Member
Anthony S. Thornley	✓	Member	—	Member

(1) Ms. Flanagan joined the Board in November 2018 and therefore she is not yet a member of any of the committees.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:

•	is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;

•

obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;

•	reviews and considers, at least annually, the independence of the outside auditors;

•	annually reviews and discusses the performance and effectiveness of the internal audit function;

•

reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;

•	reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

•	reviews and discusses the Company’s policies with respect to risk assessment and risk management; and

•	oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.

Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Armacost as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Armacost’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Armacost any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “— Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.

Compensation and Management Succession Committee. The Compensation Committee:

•

oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;

•

administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;

•	is responsible for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers;

•

reviews and approves corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluates his or her performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the chief executive officer’s compensation level based on this evaluation;

•	evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s chief executive officer;

•	reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreement;

•	is responsible for assisting the Board with chief executive officer and other management succession issues and planning;

•	reviews compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers; and

•	reviews the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;

•	oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;

•	oversees the annual evaluation and assessment of the Board and its committees;

•	reviews the leadership structure of the Board and recommends changes to the Board as appropriate;

•	makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommends candidates to the Board for appointment to its committees; and

•	reviews related person transactions and periodically reviews policies and procedures for the review, approval and ratification of related person transactions.

Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “— Director Qualifications,” “— Identification of Potential Director Candidates,” “— Nomination Process” and “— Annual Board and Committee Assessment and Evaluation,” above.

Meetings and Director Attendance

During 2018, the Board met nine times and the independent directors met in executive session at five of those meetings and determined that there was no need to meet in executive session at the other meetings; the Audit Committee met eight times; the Compensation Committee met five times; and the Nominating and Corporate Governance Committee met four times. In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting, which is permitted under Delaware corporate law, or discuss Company business without calling a formal meeting.

During 2018, all of the Company’s directors attended in excess of 75% of the meetings of the Board and of its committees on which they served. All of the directors standing for re-election are expected to attend the annual meetings of shareholders, and all such directors who were serving on the Board at such time attended the 2018 annual meeting of shareholders.

Communications with the Board

Shareholders and other interested parties may contact the Board Chairman or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairman.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Code of Conduct is available on the Company’s website at www.callawaygolf.com under Investor Relations — Code of Conduct. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

Stock Ownership Guidelines

In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-management directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Base Cash Compensation

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a living trust for the individual’s benefit, count toward this ownership requirement. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-management director or executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-management director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2018, all directors and executive officers attained the minimum ownership levels.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Compensation Committee Interlocks and Insider Participation

In 2018, the Company’s executive officer compensation matters were handled by the Compensation Committee, which was during 2018 and is currently comprised of the following directors: Messrs. Armacost, Beard, Cushman, Lundgren and Ms. Segre. During the times of their committee service during 2018, all of such members were determined to be independent and there were no compensation committee interlocks.

Director Compensation

Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits such as the right to use, and the right to purchase at a discount, the Company’s products. As discussed above, the Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board.

Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.

Cash Compensation. During 2018, non-employee directors were paid an annual base cash compensation of $75,000. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance Committee is paid $10,000; and the Board Chairman is paid an additional annual $40,000 cash retainer.

Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under the Company’s 2013 Non-Employee Directors Stock Incentive Plan) with an aggregate grant date fair value of approximately $100,000 as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee. The value and the number of equity awards granted to the directors in 2018 are reported in the table below.

Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive a limited amount of the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount that is not material in amount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2018 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2018

The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2018:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel H. Armacost	$90,000	$103,632	$—	$—	$—	$—	$193,632
Ronald S. Beard	$115,000	$103,632	$—	$—	$—	$—	$218,632
John C. Cushman, III	$75,000	$103,632	$—	$—	$—	$—	$178,632
Laura J. Flanagan(3)	$11,413	$98,634	$—	$—	$—	$—	$110,047
Russell L. Fleischer(4)	$48,626	$103,632	$—	$—	$—	$—	$152,258
John F. Lundgren	$87,500	$103,632	$—	$—	$—	$—	$191,132
Adebayo O. Ogunlesi	$85,000	$103,632	$—	$—	$—	$—	$188,632
Linda B. Segre	$75,000	$103,632	$—	$—	$—	$—	$178,632
Anthony S. Thornley	$75,000	$103,632	$—	$—	$—	$—	$178,632

(1) Mr. Beard was paid an additional $40,000 for service as Board Chair. Mr. Armacost was paid an additional $15,000 for service as Audit Committee Chair. Mr. Lundgren was paid an additional $12,500 for service as Compensation Committee Chair. Mr. Ogunlesi was paid an additional $10,000 for service as Nominating and Corporate Governance Committee Chair.

(2) Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for the year utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC 718”). See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2018 for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2018, each non-employee director who was re-elected to the Board was granted 5,845 RSUs with a grant date fair value of $103,632 as continuing service awards, which, subject to continued service, generally vest on the one-year anniversary of the grant date. In connection with the appointment of Ms. Flanagan to the Board in November 2018, Ms. Flanagan was granted 4,451 RSUs with a grant date value of $98,634, which, subject to continued service, vest on the one-year anniversary of the grant date.

The table below shows the number of outstanding RSUs held by our non-employee directors as of December 31, 2018, including accrued share dividend equivalents:

Director	# of RSUs
Messrs. Armacost, Beard, Cushman, Fleischer, Lundgren, Ogunlesi, Thornley and Ms. Segre	5,854
Ms. Flanagan	4,454

(3) Ms. Flanagan joined the Board in November 2018.

(4) Mr. Fleischer joined the Board in May 2018.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the ten current directors identified in the table below to stand for election at the Annual Meeting to serve until the 2020 annual meeting of shareholders and until their respective successors are elected and qualified.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Ronald S. Beard	Chairman of the Board
Samuel H. Armacost	Director
John C. Cushman, III	Director
Laura J. Flanagan	Director
Russell B. Fleischer	Director
John F. Lundgren	Director
Adebayo O. Ogunlesi	Director
Linda B. Segre	Director
Anthony S. Thornley	Director

Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
Age: 55 Director Since: 2012 Board Committees: None

Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He has also, since 2012, served as a Director of Topgolf International, Inc., in which the Company has a minority ownership interest. Additionally, Mr. Brewer currently serves on the National Golf Foundation’s Board. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.

Specific Qualifications, Attributes, Skills & Experience

Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, selling to retailers, and mergers and acquisitions.

Ronald S. Beard	Chairman of the Board
Age: 80 Director Since: 2001 Board Committees: Audit, Compensation, Nominating and Corporate Governance

Mr. Beard has served as Board Chairman since 2005 and held the position of Lead Independent Director from August 2002 until that position was merged into his position as Chairman. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as the Company’s general outside counsel from 1998 until he joined the Board. Mr. Beard also served as a board member of Javo Beverage Company from 2004 until 2011 and as a board member of Document Sciences Corporation from 2004 until 2008 when it was sold. He received his law degree in 1964 from Yale Law School.

Specific Qualifications, Attributes, Skills & Experience

Mr. Beard is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member and previously as its primary outside legal advisor. Mr. Beard, among other things, has other public company board experience, and experience with corporate governance, executive compensation, as well as executive officer experience as chairman of a leading global law firm. Mr. Beard also has functional expertise in finance, accounting, legal matters, international business, strategic planning, and mergers and acquisitions.

Samuel H. Armacost	Director
Age: 79 Director Since: 2003 Board Committees: Audit (Chair), Compensation

From 1981 to 2010, Mr. Armacost served as a Director of SRI International (formerly Stanford Research Institute), an independent nonprofit research institute, and was its Chairman from 1998 to March 2010 and Chairman Emeritus from April 2010 through December 2016. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. He was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Mr. Armacost also served as a board member of Chevron Corporation from 1982 to 2011, of Del Monte Foods, Inc. from 2002 to 2011, of Exponent, Inc. from 1989 to 2013 and of Franklin Resources, Inc. from 2004 to 2014. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

Specific Qualifications, Attributes, Skills & Experience

Mr. Armacost is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior chief executive officer experience of a public company, his other public company board experience, and his experience with corporate governance and executive compensation. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business, research and development, strategic planning, and mergers and acquisitions.

John C. Cushman, III	Director
Age: 78 Director Since: 2003 Board Committees: Compensation, Nominating and Corporate Governance

Mr. Cushman is Chairman, Global Transactions of Cushman & Wakefield, Inc. He has served as its Chairman, Co-Chairman or Senior Advisor, Office of the CEO, since it merged with Cushman Realty Corporation in 2001. Mr. Cushman co-founded Cushman Realty Corporation in 1978 and also served as its Chief Executive Officer. Mr. Cushman also serves as Director and Chief Executive Officer of Cushman Winery Corporation, which is the owner of Zaca Mesa Winery, and which he co-founded in 1972. Mr. Cushman is a 1963 graduate of Colgate University where he also earned an Honorary Doctorate in Humane Letters in 2008, and he completed the Advanced Management Program at Harvard University in 1977.

Specific Qualifications, Attributes, Skills & Experience

Mr. Cushman is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his current executive position with Cushman & Wakefield, his prior chief executive officer experience, his other public company board experience, and his experience with corporate governance and executive compensation. Mr. Cushman also has functional expertise in finance, human resources/compensation, international business, strategic planning, the retail industry, and mergers and acquisitions.

Laura J. Flanagan	Director
Age: 51 Director Since: 2018 Board Committees: None

Ms. Flanagan served as the Chief Executive Officer of Foster Farms, a leader in branded and private label poultry, headquartered in Livingston, California from 2016 until February 2019. She was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Omaha, Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was Vice President and Chief Marketing Officer for Tropicana Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005. Ms. Flanagan has served since June 2016 as a member of the board of directors of Core-Mark Holding Company, Inc., a publicly traded company and one of the largest wholesale distributors to the convenience retail industry in North America. Ms. Flanagan has been a member of the National Association of Corporate Directors since 2014. Ms. Flanagan earned a B.S. degree in Engineering from Case Western Reserve University in 1990 and an MBA from the Stanford Graduate School of Business in 1996.

Specific Qualifications, Attributes, Skills & Experience

Ms. Flanagan is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to her extensive experience as a Chief Executive Officer, her prior operating experience, retail channel experience, supply chain and marketing.

Russell L. Fleischer	Director
Age: 51 Director Since: 2018 Board Committees: Audit

Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Fleischer is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in mergers and acquisitions, capital raising and private equity transactions.

John F. Lundgren	Director
Age: 67 Director Since: 2009 Board Committees: Audit, Compensation (Chair)

Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President — European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is currently a member of the board of directors of VISA Inc. Mr. Lundgren also served as a member of the board of directors of Staples, Inc. prior to its sale to a private equity fund in September 2017. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his recent experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business, strategic planning, consumer sales and marketing, retail sell-through, and mergers and acquisitions.

Adebayo O. Ogunlesi	Director
Age: 65 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)

Mr. Ogunlesi is Chairman and Managing Partner of Global Infrastructure Management, LLC, a private equity firm with over $40.0 billion in assets under management and which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.

Specific Qualifications, Attributes, Skills & Experience

Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position at Global Infrastructure Management, LLC, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, international business, strategic planning, and mergers and acquisitions.

Linda B. Segre	Director
Age: 58 Director Since: 2015 Board Committees: Compensation, Nominating and Corporate Governance

Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre holds a degree in economics and an MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, investor relations, human resources, executive compensation, strategic planning, and mergers and acquisitions.

Anthony S. Thornley	Director
Age: 72 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance

Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc., from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.

Specific Qualifications, Attributes, Skills & Experience

Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, and mergers and acquisitions.

Vote Required. Assuming a quorum is present, the ten nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. You may vote “for” or “withhold” with respect to the election of any or all of the nominees. Your cumulative voting rights entitle you to cast as many votes as are equal to the number of directors to be elected (ten) multiplied by the number of shares you own, which votes may be cast for one candidate or distributed among two or more candidates.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT

Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process, and the Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements and financial reporting process and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.

Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.

Internal Audit

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.

2018 Audit Committee Activities

Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2018. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2018. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2018 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

During the course of 2018, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee regarding the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2018 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2018 Form 10-K for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Samuel H. Armacost (Chair) | Ronald S. Beard | Russell L. Fleischer

John F. Lundgren | Adebayo O. Ogunlesi | Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2018 and December 31, 2017:

	2018	2017	Description
Audit Fees	$2,147,000	$2,007,800

Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown.

Audit-Related Fees	$870,748	$281,335

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The fees incurred in 2018 were primarily related to due diligence services rendered in connection with the acquisition of Jack Wolfskin as well as other corporate development projects.

Tax Fees	$906,645	$103,400

Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies.

All Other Fees	—	—	Includes fees for all services except those described above.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.

Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2018. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2018 and 2017 are set forth under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm,” above. Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.

The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2019 and to audit the Company’s internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

John F. Lundgren (Chair) | Samuel H. Armacost

Ronald S. Beard | John C. Cushman, III |

Linda B. Segre

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2018. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2018 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2018 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer
Richard H. Arnett	Executive Vice President, Global Marketing and Callaway Brands
Mark F. Leposky	Executive Vice President, Global Operations
Alan Hocknell	Senior Vice President, Research and Development

Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2018. See “2018 Compensation Tables,” below.

Overview1

Corporate 2018 Performance and Business Environment. On a financial, strategic and operational performance basis, 2018 was a very strong year for the Company. The Company not only

1 Non-GAAP Information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including net income, diluted earnings per share and earnings before interest, taxes, and depreciation and amortization expenses, adjusted for, in 2017, the non-recurring transaction and transition-related expenses of the OGIO and travisMathew acquisitions in 2017 and the non-recurring impacts of the 2017 Tax Cuts and Jobs Act and other tax adjustments; and for 2018, the non-recurring transaction expenses for the Jack Wolfskin acquisition. This non-GAAP information may include non-GAAP financial measures within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

achieved record net sales and operating income, but also continued executing its strategy of investing in growth opportunities in golf and in areas tangential to golf, including continuing to capitalize on the Company’s recent acquisitions. In January 2017, the Company acquired OGIO International, Inc. This acquisition both enhanced the Company’s presence in golf and provided a platform for growth in the active lifestyle category. In August 2017, the Company acquired travisMathew, LLC., a dynamic golf and lifestyle apparel company. This acquisition expanded the Company’s presence in the apparel category. In early 2019, the Company further added to the size and complexity of its operations, brand and product portfolio with the acquisition of Jack Wolfskin, a German-based premium outdoor and active lifestyle brand.

Some specific 2018 highlights include:

•	Net sales increased $194 million, or 19%, to a record $1.243 billion in 2018 compared to $1.049 billion in 2017.

•	Gross margin increased 70 basis points to 46.5% in 2018 compared to 45.8% in 2017.

•	Operating income increased $49.6 million (63%) to a record $128.4 million in 2018 compared to $78.8 million in 2017.

•

Non-GAAP net income (adjusted for items mentioned in the footnote above) increased $52.8 million (103%) to $104.1 million in 2018 compared to Non-GAAP net income of $51.3 million in 2017. GAAP net income increased $63.9 million (157%) from $40.8 million in 2017 to $104.7 million in 2018.

•

Non-GAAP diluted earnings per share (“EPS”) (adjusted for items mentioned in the footnote above) increased $0.54 (102%) to $1.07 in 2018 compared to Non-GAAP diluted EPS in 2017. GAAP diluted EPS increased $0.66 (157%) to $1.08 in 2018 compared to GAAP diluted EPS in 2017 of $0.42.

•

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) (adjusted for items mentioned in the footnote above) increased $54.9 million (55%) to $154.9 million in 2018 compared to Adjusted EBITDA in 2017 of $100.0 million.

•	Total shareholder return in 2018 was 10%, on top of 27% in 2017.

Overview of 2018 Executive Compensation Decisions. Set forth below is a summary of certain compensation-related decisions the Company made during 2018 and early 2019, and the status of certain compensation practices:

•

The Compensation Committee, as part of its annual executive base salary review process, approved 2018 base salary increases for the Chief Executive Officer, Executive Vice President and Chief Financial Officer, and the other NEOs, based upon individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent.

•

Above-target bonuses were paid to the NEOs for 2018 under the Company’s 2018 annual incentive program as the Company exceeded the maximum financial performance goals under the program, reflecting the Company’s exceptional operational performance.

•	In 2018, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as long-term incentive awards.

•	As was the case in 2017, a majority of the long-term incentive awards granted in 2018 were PRSUs.

•

The framework of the 2018 PRSUs for executive officers remained consistent with the 2017 framework. The PRSUs granted in 2018 vest after three years based on cumulative currency neutral adjusted EPS goals over a three year performance period beginning January 1, 2018 and ending December 31, 2020, with opportunities to bank a limited portion of the award based on interim year performance.

•	In 2018, the Company revised its compensation peer group by removing three corporations that were either in strong purchase discussions, experiencing financial distress, or had fallen outside the general guidelines for peer selection based on the Company’s growth and financial metrics. This was offset by adding two companies with similar revenue size and industry characteristics.

•

In 2018, the Board adopted updated stock ownership guidelines. Per the newly adopted guidelines, each of the non-employee directors is required to own Common Stock interests with a value equal to at least 5x his or her annual base cash compensation (instead of 3x which was the prior multiplier). The Company’s Chief Executive Officer is required to own Common Stock interests with a value equal to at least 5x his or her base salary (instead of 3x which was the prior multiplier), and each of the other executive officers is required to own Common Stock interests with a value equal to at least 2x his or her base salary (instead of 1x which was the prior multiplier).

•

In early 2019, the Company modified the framework for the 2019 PRSUs for executive officers to add a second metric, relative Total Shareholder Return (rTSR). The new rTSR metric will compare the Company’s TSR against the three-year TSR for the companies listed in the Consumer Durables & Apparel sector of the S&P 1500 Index, excluding home builders. The current currency neutral adjusted EPS and new rTSR metrics will be equally weighted. The limited interim-year banking opportunities will remain in place for the 50% of the award based on currency neutral adjusted EPS. No banking mechanism applies to the three-year rTSR metric.

Compensation Best Practices. In 2018 and early 2019, the Company continued the following compensation practices:

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	×	No excise tax gross ups in the Company’s executive employment agreements

✓	Grant a majority of the incentive awards with vesting contingent on achieving clearly defined and objective performance measures in both annual cash incentive program and PRSUs that are focused on drivers of shareholder value creation	×	No single trigger change-in-control severance payments under the Company’s executive employment agreements

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	×	No single trigger accelerated vesting of equity awards in the event of a change-in-control under the Company’s executive employment agreements

✓	Include clawback provisions in executive employment agreements	×	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	×	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	×	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in the Company’s executive compensation programs	×	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs

✓	Prohibit hedging, short sales and pledging of Company stock by executive officers and directors

Purpose of Executive Compensation Programs

Callaway Golf Company is a publicly traded corporation engaged in the manufacture and sale of golf clubs and golf balls; the sale of other golf-related products, including golf bags, footwear and accessories; and golf and lifestyle apparel, backpacks and other gear. The Company has operations in the United States, the United Kingdom, Japan, Canada, Korea, Australia, China, India and other regions, and directly, or indirectly through third party distributors, sells its products in over 100 countries worldwide. In 2017, the Company added to the size and complexity of its operations, brand and product portfolio with the addition of the OGIO and travisMathew brands. In early 2019, the Company further expanded its operations by acquiring Jack Wolfskin. Within this context, the Board must recruit and appoint highly qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s complex global operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

Guiding Principles for Executive Compensation

In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Role of the Compensation Committee—The Role of Peer Companies and Benchmarking,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, as well as the high cost of living in the San Diego area where its principal offices are located, this information is used as a general guide in setting and assessing executive compensation levels and practices.

A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company and individual performance. The annual incentive compensation element is tied directly to short-term corporate performance but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be stock-based. In order to further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock interests and hold a portion of the shares of Common Stock received from the long-term incentive awards if not in compliance with the guidelines.

The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and Senior Vice President of Global Human Resources. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role,” below.

The Compensation Committee’s Role

The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.

The Compensation Committee, comprised entirely of independent directors, has the responsibility for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure that the programs are reasonable and not excessive, that they reward corporate and individual performance, and that they provide appropriate incentives for the executive officers and do not encourage excessive risk taking. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving stock-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers.

The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsel as it deems appropriate.

The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to that year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon a review of the Chief Executive Officer’s agreed-upon annual objectives and accomplishments as well as his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.

The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.

Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.

The Chief Executive Officer’s Role

At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.

The Independent Compensation Consultant’s Role

The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.

In 2018, the Compensation Committee engaged Mercer LLC as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.

The Company does not use Mercer for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Committee assessed Mercer’s independence in light of these standards and determined that there were no conflict of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.

The Role of Peer Companies and Benchmarking

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. Depending upon the particular issue or circumstance, the Compensation Committee will use (i) summary broad industry survey data (without disclosure of the individual corporations) from Radford, Equilar and Mercer for companies of similar revenue size as the Company and/or (ii) a small predetermined group of corporations in the leisure equipment and products and textiles, apparel and luxury goods industries (the “Compensation Comparison Group”).

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics as, the Company. In addition, the Company often competes for executive talent with corporations outside the golf industry, and the complexity of the Company’s operations, brand and product portfolio continues to expand. The Compensation Committee therefore compares executive compensation levels to companies in similar industries. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

The companies included in the Compensation Comparison Group were changed in 2018, as recommended by the Company’s outside independent compensation consultant. Changes to the Compensation Comparison Group included the removal of three companies that were in purchase discussions, were experiencing financial distress, or had fallen outside the general parameters used for selection of representative companies. Specifically, Perry Ellis International, Inc., Jakks Pacific, Inc., and Sturm, Ruger & Company, Inc. were removed from the group. These were replaced by two new companies within a similar revenue range and with similar industry characteristics, Wolverine Worldwide, Inc., and Fitbit, Inc. The revised Compensation Comparison Group adopted in 2018 was comprised of 12 companies that were approximately 0.5 to 2.0 times the Company’s 2018 revenue:

American Outdoor Brands Corporation	Fitbit, Inc.	Oxford Industries, Inc.
Acushnet Holdings Corp.	Johnson Outdoors, Inc.	Steve Madden, LTD
Crocs, Inc.	Lifetime Brands, Inc.	Vista Outdoors, Inc.
Deckers Outdoor Corporation	Movado Group, Inc.	Wolverine Worldwide, Inc.

The Compensation Committee reviews broad industry survey data and the compensation practices and program design at peer companies, including those in the Compensation Comparison Group, to inform its decision-making process in setting compensation. The Company, however, does not target or position compensation at a specific percentile relative to this market data. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by, the Compensation Committee’s independent compensation consultant.

Consideration of Say-on-Pay Vote Results

The Board and the Compensation Committee value the feedback provided by the Company’s shareholders and have discussions with shareholders regarding various corporate governance topics, including executive compensation. Shareholders are provided with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s 2018 and 2017 annual meetings of shareholders, shareholders expressed approval of the executive compensation program with approximately 98% of the shares cast being voted for approval of the compensation of the NEOs in each such prior year.

The Compensation Committee considers the outcome of the say-on-pay votes and other shareholder feedback when designing future compensation programs. In light of the strong shareholder support of our executive compensation program over the past two years, no additional significant changes were made to our executive compensation program in 2018 as a result of the say-on-pay vote results from the previous year and the Compensation Committee determined to continue the general design of the executive compensation program from 2017.

Components of the 2018 Executive Compensation Program

The 2018 executive compensation program had three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are summarized in the table below. The Company also provides NEOs with perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. Mercer advised the Compensation Committee that the 2018 executive compensation program was generally consistent with the Compensation Committee’s guiding principles and was reasonably based and not excessive under the circumstances. The Compensation Committee intends to continue working with Mercer to ensure the Company’s compensation practices continue to be aligned with shareholder interests and with evolving best practices.

Element	Purpose & Characteristics	Tie to Compensation Philosophy
Base Salary

•      Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.

•      Compensates for day to day job responsibilities.

•      Reviewed annually and adjusted when appropriate based upon individual performance, expanded duties and changes in the competitive marketplace.

•      Competitive base salaries help attract and retain executive talent.

•      Increases are not automatic or guaranteed, to promote a performance culture.

•      The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Annual Incentive

•       Variable compensation based on performance against annually established targets and individual performance; payable in cash.

•       Intended to provide an incentive to drive a high level of corporate and individual performance without excessive risk taking.

• Metrics and targets are evaluated each year for alignment with business strategy.
Long-Term Incentive

•      Variable compensation; payable in the form of equity awards (RSUs and PRSUs).

•      55% of target award value in the form of performance-based awards.

•      Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.

•      A multiple of the target number of PRSUs (0 to 200%) vest after three years based on achievement of performance goals over a three-year performance period, with the opportunity to bank a limited portion of the award based on interim performance.

•      RSUs vest ratably over three-years.

•      Target award value and performance metrics reviewed annually.

•      RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.

•      PRSUs reward executives for achieving longer term financial and operational goals, as well as creating long-term shareholder value.

•      Awards are consistent with the Compensation Committee’s guiding principles in that a majority of these long-term incentives are performance-based and all are equity-based.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.

Consistent with the Company’s compensation philosophy, the 2018 executive compensation program incorporated a balance between guaranteed and at-risk compensation, a balance between cash and stock-based compensation, and a balance between short-term and long-term compensation. In 2018, (i) approximately 53% of the Chief Executive Officer’s targeted total direct compensation, and approximately 42% to 45% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 67% of the Chief Executive Officer’s targeted total direct compensation, and approximately 34% to 42% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term, stock-based compensation (PRSUs and RSUs).

Base Salary

In setting the amount of base salaries, the Compensation Committee reviews the complexity of the job requirements and performance expectations, the market data described above, including, as warranted, information from the Compensation Comparison Group, and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2018 and 2017 and the percentage of increase between the two years are set forth in the table below. The increases were merit based and were made after a review of individual performance and relevant competitive market data and reflect these factors as well as recognition of the continued increases in market share and profitability.

Name	2018	2017	% Change
Oliver G. (Chip) Brewer III(1)	$850,000	$800,000	6.3%
Brian P. Lynch(2)	$450,000	$400,000	12.5%
Richard H. Arnett	$410,000	$400,000	2.5%
Mark F. Leposky	$435,095	$424,483	2.5%
Alan Hocknell	$381,306	$372,006	2.5%

(1) Mr. Brewer’s base salary increase of 6.3% in early 2018 reflected his performance and the additional responsibilities associated with the acquisitions of travisMathew and OGIO in 2017.

(2) Mr. Lynch’s base salary increase of 12.5% in early 2018 reflected his performance during his first full year as the Company’s Chief Financial Officer and also as the Company’s General Counsel, and the additional responsibilities associated with the acquisitions of travisMathew and OGIO in 2017.

Annual Incentive

Overview

The annual incentive bonus serves as the short-term incentive compensation element of the executive compensation program. The bonus is at-risk, with payment based upon designated corporate goals and individual performance. The bonus is intended to provide an incentive for an executive to drive a high level of corporate and individual performance without excessive risk taking. The payout of annual bonuses to executive officers is subject to the Compensation Committee’s approval following its review and assessment of corporate and of individual performance.

Bonus Pool Funding

In 2018, the Company accrued a maximum pool of funds to be used for the bonus payouts to the executive officers under the annual incentive program. The amount of the bonus pool was determined based upon the Company’s performance in 2018. The funding formula, which provided funding to cover the maximum bonuses payable to each eligible executive officer, was the aggregate of the following for each of the executive officers:

Base Salary	X	Target Bonus %	X	EBITDA Modifier	X	150% (Individual Performance Modifier)	=	Bonus Pool

The 150% individual performance modifier was intended to provide funding to allow for a modest level of discretion to recognize exceptional individual performance. The Compensation Committee may adjust funding downward to result in an individual executive’s final payout based on performance against agreed-upon objectives (or other performance during the year not anticipated at the beginning of the year when objectives are set). The final payout amount cannot exceed 200% of the executive’s target bonus percentage regardless of performance.

How Bonus Opportunity and Payout is Determined

Base Salary. The amount of an executive officer’s annual incentive bonus is generally based upon the level of achievement of the corporate performance metric as well as individual performance and accomplishments for the applicable year, including the degree to which predetermined regional or department goals are achieved. The base salary component of the formula is the executive’s 2018 annualized base salary.

Target Bonus. The target bonus percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn based upon the corporate performance portion of the bonus assuming the Company achieved its target goals and the executive achieved his individual objectives and otherwise met performance expectations. The target bonus percentages for 2018 were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The 2018 target bonus percentage for each NEO was unchanged from 2017. The target bonus percentages for 2018 are set out in the table under “—2018 Annual Incentive Payouts” below. As discussed below, the actual bonus payouts for each executive can vary from zero to 200% of such executive’s target bonus percentage.

EBITDA Modifier. Adjusted EBITDA was chosen as the corporate performance metric for 2018 because the primary objective for 2018 was sustaining the Company’s earnings growth and increasing liquidity. In addition, many of the Company’s investors value the Company based upon multiples of EBITDA. The 2018 adjusted EBITDA performance goals were set at threshold, target and maximum levels by the Compensation Committee in January 2018. In setting these goals, the Compensation Committee considered the Company’s 2017 performance, the Company’s 2018 operational goals, and the 2018 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant.

The threshold, target and maximum adjusted EBITDA performance goals for 2018 were $106.7 million, $116.6 million, and $126.3 million, respectively. No annual incentive bonus is paid unless the threshold performance goal is achieved. The target performance goal was consistent with the Company’s budget for 2018 and approximately 121% greater than the 2017 target performance goal. The 2018 target goal reflected both an anticipated increase in sales in 2018 as well as the significant positive effect the 2017 acquisitions travisMathew and OGIO were expected to have on the Company’s business. The EBITDA Modifier is capped even if performance exceeds the maximum goals.

Potential payouts attributable to the EBITDA modifier are determined based on the EBITDA performance level achieved and are interpolated on a straight line basis for achievement between the threshold, target and maximum performance goals. The table below shows the relationship between the performance goals and the EBITDA modifier for purposes of determining the potential payout:

	Threshold	Target	Maximum	Actual Performance
Adjusted EBITDA[2]	$106.7 million	$116.6 million	$126.3 million	$154.9 million
EBITDA Modifier	50%	100%	150%	150%

Individual Performance Modifier. The individual performance modifier is for funding purposes only and is applied after the calculation of the EBITDA modifier. It is fixed at 150% to allow for the Compensation Committee to exercise negative discretion from the maximum individual funded payout levels to arrive at the final payout for the executive. In making its determination of the final bonus for a particular executive, the Compensation Committee considers the executive’s individual performance and accomplishments, and other than with respect to the Chief Executive Officer, the Chief Executive Officer’s recommendation.

2018 Annual Incentive Payouts

The Company achieved Adjusted EBITDA of $154.9 million for 2018, which represents a 55% increase over 2017 Adjusted EBITDA. 2018 Adjusted EBITDA exceeded the maximum performance goal under the terms of the bonus plan. However, the EBITDA modifier was capped at 150% for each of the NEOs.

In determining the final recommended bonus of each NEO, the Compensation Committee considered the exceptional 2018 financial and market share performance of the Company’s core business, and the assessment of each NEO’s strong individual performance toward the expansion of the Company beyond the core business operations. The Compensation Committee believed that the individual performance of each NEO was strong in 2018, resulting in a $194 million, or 19%, increase in net sales in 2018 compared to 2017; a 70 basis point increase in gross margin in 2018 compared to 2017, a $50 million, or 63%, increase in operating income in 2018 compared to 2017; expanded market opportunities for the Company; total shareholder return in 2018 of 10%; and other achievements, including those listed above under “Compensation Discussion and Analysis—Overview—Corporate 2018 Performance and Business Environment.” In light of the foregoing, the Compensation Committee recommended for Mr. Brewer, and the Board approved, a bonus of $1,700,000, which is equal to 200% of the target amount for Mr. Brewer. Based upon an assessment of individual performance and accomplishments in 2018, along with the exceptional overall corporate performance, the Company’s Chief Executive Officer recommended, and the Compensation Committee approved, 200% maximum bonus payouts for all other NEOs. (Also summarized in the table below).

The table below provides the actual bonus amounts reflecting the results from the application of the formulas above:

Name	Base Salary	X	Bonus Target %	X	(	EBITDA Modifier	X	Individual Performance Modifier	=	Total Maximum Bonus Opportunity(1))		=	Maximum Potential Payout	Actual Bonus $	Actual Bonus % of Target
Mr. Brewer	$850,000	X	100%	X	(	150%	X	150%	=	200%	)	=	$1,700,000	$1,700,000	200.0%
Mr. Lynch	$450,000	X	65%	X	(	150%	X	150%	=	200%	)	=	$585,000	$585,000	200.0%
Mr. Arnett	$410,000	X	55%	X	(	150%	X	150%	=	200%	)	=	$451,000	$451,000	200.0%
Mr. Leposky	$435,095	X	55%	X	(	150%	X	150%	=	200%	)	=	$478,605	$478,605	200.0%
Mr. Hocknell	$381,306	X	55%	X	(	150%	X	150%	=	200%	)	=	$419,437	$419,437	200.0%

(1) Bonuses are capped at 200% of target.

2 Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP.

Long-Term Incentive

Overview

Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based and that all should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2018.

These awards were designed to motivate our executives to remain with the Company, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives to the interests of shareholders by focusing and rewarding our executives for achievement of key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based upon continued service and upon vesting provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.

All executive officer awards in 2018 were made under the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Equity Plan”). The 2018 awards granted to the NEOs were approved on January 31, 2018 and were granted on February 9, 2018.

How the Awards are Determined

For each of the NEOs, the Compensation Committee sets a targeted long-term incentive award value. The targeted value for all of the Company’s officers generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee generally consults with its independent compensation consultant and periodically compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the Compensation Comparison Group. It also considers the effect the long-term incentive element would have upon the executive’s total direct compensation.

The Compensation Committee then allocates the targeted long-term incentive award value between PRSUs and RSUs. The mix of the awards was intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance based. The target number of shares underlying the PRSUs and the number of shares underlying the RSUs is determined by multiplying the targeted long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20-trading days immediately preceding the date on which the Compensation Committee approves the awards. A 20-trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.

The table below sets forth the targeted long-term incentive value, the “target” number of PRSUs and the number of RSUs for each of the NEOs for 2018:

Name	2018 Targeted Long-term Incentive Award Value	Target No. of Shares Underlying PRSUs(1)	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$3,500,000	134,427	109,986
Brian P. Lynch	$450,000	17,284	14,141
Richard H. Arnett	$450,000	17,284	14,141
Mark F. Leposky	$350,000	13,443	10,999
Alan Hocknell	$350,000	13,443	10,999

(1) As explained below, zero to 200% of the target number of shares underlying the PRSUs will be eligible to vest after three years depending on the Company’s currency neutral adjusted EPS achievement over a three year performance period with opportunities to bank a limited portion of the award based upon interim year performance.

Other than with respect to Messrs. Brewer and Lynch, the 2018 targeted long-term incentive value for all of the NEOs was unchanged from 2017. Following a review of the Company’s performance, a discussion of Mr. Brewer’s leadership and contribution to that performance, as well as applicable market compensation data, Mr. Brewer received a targeted long-term incentive award of $3,500,000 in 2018, as compared to $3,000,000 in 2017. The increase reflects the Compensation Committee’s recognition of Mr. Brewer’s role in the significant improvement in the Company’s operating performance as well as an incentive to drive further improvements going forward. Mr. Lynch’s targeted long-term incentive award was increased to $450,000 in 2018 from $350,000 in 2017. The increase reflects Mr. Lynch’s 2017 promotion to the role of Chief Financial Officer, and consideration of applicable market compensation data for this new role.

How the Awards Vest

Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.

RSUs. The RSUs granted in 2018 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.

PRSUs.

The PRSUs granted in 2018 are subject to both performance-based and service-based vesting. The Company’s performance relative to currency neutral adjusted EPS will be measured over a three-year performance period beginning January 1, 2018 and ending December 31, 2020. The number of shares earned may vary from zero to 200% of the target number of shares underlying the PRSUs depending on the Company’s currency neutral adjusted EPS performance during this three-year period. A portion of the total award may be “banked” at the end of each interim year based on cumulative currency neutral adjusted EPS achievement during the interim performance period relative to the threshold, target and maximum levels established by the Compensation Committee in January 2018. However, final vesting of the PRSUs will not occur until the end of the three-year performance period and will be subject to continued employment through that date. Banked awards cannot be decreased based on performance in subsequent years. In addition, banked awards during the first year of the three-year performance period are capped at 50% of the “target” award, and cumulative banked awards after the second year of the three-year performance period are capped at 80% of the “target” award, which equates to 40% of the maximum award. As such, vesting above these levels can only be achieved if the Company’s performance is at or above the three-year target performance goal.

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved and are interpolated on a straight line basis for achievement between the threshold, target and maximum performance goals. Performance below the threshold performance goal results in no PRSUs being eligible to vest. If the Compensation Committee determines that vesting of the PRSUs is accelerated in connection with a change in control prior to the completion of the performance period for the performance metric pursuant to the terms of the PRSU agreements, the value of the PRSUs will vest upon closure and be paid out at the target performance level.

In accordance with the terms of the plan, in evaluating the Company’s performance against the applicable goals, the Compensation Committee excluded certain non-recurring items, including the following: (i) the $0.11 per share gain on the sale of a portion of the Company’s investment in Topgolf International, Inc. in 2016, (ii) the non-cash benefit of $1.63 per share from the reversal of the Company’s deferred tax valuation allowance in 2016, (iii) the non-cash net tax expense of $0.04 per share in 2017 as a result of the 2017 Tax Cuts and Jobs Act, and (iv) the non-recurring transaction and transition expenses of $0.07 per share related to the OGIO and travisMathew acquisitions in 2017 and $0.01 per share benefit in 2018 related to the Jack Wolfskin acquisition. In addition, to eliminate the non-recurring tax benefits resulting from the reversal of the deferred tax valuation allowance in 2016 and from the unexpected 2017 Tax Cuts and Jobs Act reduction in tax rates compared to the rates used to set the performance goals, the Compensation Committee used the budgeted tax rates that were used at the time the performance goals were set for the 2016-2018 and 2017-2019 plans.

For the 2016-2018 LTIP awards, the cumulative threshold, target, and maximum currency neutral adjusted EPS objectives for the full three-year performance period ending December 31, 2018 were $0.45 (threshold), $0.75 (target), and $1.05 (maximum). For the cumulative actual performance during the performance period, the Company exceeded the maximum currency neutral adjusted EPS objective, with final cumulative currency neutral adjusted EPS results of $1.60. On January 31, 2019, the Compensation Committee determined that, based on these results, the maximum 200% of the target 2016-2018 PRSUs were earned, and these units vested in February 2019.

For the 2017-2019 LTIP awards, the cumulative threshold and target currency neutral adjusted EPS objectives for the two year period ending December 31, 2018 that would result in up to 80% of the award being banked were $0.32 (threshold) and $0.45 (target). For the two year period ending December 31, 2018, the Company exceeded the target currency neutral adjusted EPS, with cumulative currency neutral adjusted EPS results of $1.06. On January 31, 2019, the Compensation Committee determined that, based on these results, 80% of the target 2017-2019 PRSUs were deemed to be banked under the terms of these PRSUs and these banked units will vest on the third anniversary of the grant date, subject to continued employment through the vesting date.

For the 2018-2020 LTIP awards, the threshold and target currency neutral adjusted EPS objectives for 2018 that would result in up to 50% of the award being banked were $0.59 (threshold) and $0.67 (target). For 2018, the Company exceeded the target currency neutral adjusted EPS, with cumulative currency neutral adjusted EPS results of $0.96. On January 31, 2019, the Compensation Committee determined that, based on such results, 50% of the target 2018-2020 PRSUs were deemed to be banked under the terms of the PRSUs and these banked units will vest on the third anniversary of the grant date, subject to continued employment through the vesting date.

These “banked” PRSUs from both the 2017–2019 and 2018–2020 LTIP awards are reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2018 Table.” Each NEO remains eligible to vest in the remaining PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s currency neutral adjusted EPS achievement during the remainder of the respective performance periods (and subject to additional potential “banking” following the completion of each interim performance year). The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2018 Table.” See “2018 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2018 Table” below.

Approval and Timing of Grants

The Compensation Committee has adopted specific guidelines that govern the approval and timing of stock-based awards. The guidelines provide that (i) all equity award grants shall be approved by the Compensation Committee (or authorized subcommittee thereof) under the authority delegated to it by the Company’s Board of Directors, (ii) the annual equity award grants shall be approved at a regularly-scheduled or special meeting of the Compensation Committee during the first quarter each year prior to the Company’s earnings release announcing the financial results for the most recently completed fiscal year, to be effective as of the second trading day following the issuance of the earnings release, (iii) equity award grants that are made outside the annual award process relating to a promotion or other special circumstances shall be effective as of the date on which approval is obtained, and (iv) equity award grants that are made outside the annual award process to a new hire shall be approved at a regularly-scheduled or special meeting of the Compensation Committee (or authorized subcommittee) prior to the date employee commences employment with the Company or the first regularly scheduled meeting of the Compensation Committee (or authorized subcommittee) following the date of hire. The new hire awards shall be effective (i) on the date of hire if the approval of the awards occurred prior to the date of hire or (ii) as of the date on which approval is obtained if the approval of the awards occurred subsequent to the date of hire. The Compensation Committee’s (or authorized subcommittee’s) approval includes the eligible participants, type of awards, the size of award for each participant, the performance criteria where applicable, as well as the other terms of the awards and program. Equity award grants may be approved by written consent in limited special circumstances. In accordance with these guidelines, the 2018 annual long-term incentive awards for the NEOs were approved by the Compensation Committee on January 31, 2018 and the awards were granted on February 9, 2018. The average closing price of the Common Stock for the 20-trading days immediately preceding the date of approval by the Compensation Committee of these awards was $14.32 and on the date of grant was $14.80.

Dividend Equivalents

None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest.

Benefits and Perquisites

Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other employees, the Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. The Company covers the costs of an annual physical, the costs of tax and estate planning fees, and, consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the “2018 Compensation Tables—2018 Summary Compensation Table,” below for additional information about the value of benefits and perquisites provided to the NEOs in 2018.

Retirement Plans

The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans (SERPs), or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all Company employees and the NEOs’ right to participate is the same as other Company employees.

The Company’s 401(k) plan allows participants to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $8,250 in 2018). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant.

Deferred Compensation Plan

In December 2016, the Company adopted the Callaway Golf Company Deferred Compensation Plan (the “DCP”). The DCP was intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which included base salary, annual cash bonus awards, sign-on cash bonus awards, commissions, long term cash incentive compensation, stock unit awards and/or any other payments designated as eligible for deferral under the DCP from time to time. Effective November 2017, as a result of minimal participation, and expressed lack of future interest in additional participation by eligible employees, and in consideration of the administrative cost and time requirements necessary to support the DCP long-term, the DCP was terminated. As a result of this action, no further deferral opportunities will be provided. Any deferrals will be distributed to the participants no earlier than 12 months, and no later than 24 months, following the termination of the DCP in accordance with the requirements of Section 409A of the Code.

Employees at a vice president level or above were eligible to participate in the DCP. Mr. Brewer was the only NEO currently employed by the Company who elected to make deferrals under the DCP. Under the DCP, the Company provided participants with the opportunity to make annual elections to defer a specified percentage of up to 80% of their eligible cash compensation and up to 100% of their stock unit awards. No deferrals of cash compensation were made under the DCP. Elective deferrals of stock unit awards are credited to a bookkeeping account established in the name of the participant with respect to an equivalent number of shares of Common Stock, and such credited shares are subject to the same vesting conditions as are applicable to the stock unit award subject to the election.

At the time of deferral, deferrals of stock unit awards under the DCP are deemed rights to receive an issuance of Common Stock and may not be deemed allocated to any investment fund.

Under the DCP, with respect to deferrals of restricted stock units, the Company will be obligated to issue shares of Common Stock on a future date (the “Obligations”). The Obligations are unfunded, unsecured general obligations of the Company and rank in parity with the Company’s other unsecured and unsubordinated indebtedness, subject to the claims of the Company’s general creditors. The Obligations are not transferable except upon death of the participant.

Prior to the termination of the DCP, payments were to be distributed in connection with either the participant’s separation of service, a change in control of the Company or a selected specified distribution date or dates, depending upon the distribution election made by the participant at the time of deferral. For amounts elected for distribution upon a specified date, participants were able to elect the form of payment as a single lump sum payment or annual installment payments of up to five years. However, if a participant’s service with the Company terminates prior to the selected specified distribution date or dates, payment would instead be made or commence in connection with such separation from service. Participants were able to elect the form of payment as a lump sum or annual installments of up to fifteen years for distributions to be made upon the participant’s separation from service due to retirement, which means a separation from service after the participant has attained age 55 and has at least five years of service with the Company. Any distribution triggered by a separation from service that occurs prior to the participant’s retirement would be paid in a single lump sum. Additionally, if a participant’s service terminates with us due to death or disability, or the participant is receiving installment payments and dies or becomes disabled prior to payment of all the installments, the Obligation would become immediately payable in a single lump sum. In addition, participants were entitled to receive payments through certain unforeseeable emergency withdrawals. Due to the termination of the DCP, any deferrals will be distributed to the participants no earlier than 12 months, and no later than 24 months, following the termination of the DCP in accordance with the requirements of Section 409A of the Code. Currently, the Company expects to distribute any remaining deferrals in November 2019.

Employment Agreements

The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he or she receives from the Company and to disclose and assign to the Company any inventions and innovations he or she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.

Termination of Employment Generally

In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates the executive’s employment without substantial cause or if the executive resigns for good reason or because the Company elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.

“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.

The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement

An amount equal to the annual incentive payment he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination. (1)

Severance Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer). (2)

Incentive Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”) (3)

		Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will only accelerate to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death

In the event of a NEO’s permanent disability, then the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of the relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.

In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.

Change-in-Control Arrangements

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.

In the event there is such a change-in-control and termination event, each named executive officer currently employed by the Company is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits

An amount equal to the annual incentive payment he would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)

Severance Payment:

A payment of 1.0 times the sum of his most recent base salary and annual target incentive payable over 24 months.(2)

Incentive Payment:

A payment of 1.0 times the sum of his most recent base salary and annual target incentive payable over 24 months(3)

	Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had he continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination. (1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year. (2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will only accelerate to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Our current form of long-term equity award agreements provide that upon a change of control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at “target” if the performance period has not been completed. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).

Governance and Other Considerations

Clawbacks

Each of the employment agreements for NEOs contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid based upon such erroneously stated financial information, (ii) any incentive or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.

In addition, if the NEO is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States securities laws as a result of misconduct of such NEO (within the meaning of Section 304, but other than as a result of intentional misconduct or gross negligence (which are covered by the paragraph above)), then the applicable individual is required, by Section 304, to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation received by Employee during the twelve (12) month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement and (ii) any profits realized from the sale of Company securities during that same twelve (12) month period.

Risk Assessment of Compensation Programs

The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and law departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.

Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices, including the following:

•

In setting these policies and practices, the Company was careful to ensure that they were consistent with the Company’s strategic objectives and that none of the policies or practices varied significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company.

•

The Company employed a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balanced short-term and long-term incentives; cash and stock-based compensation; service-based and performance-based compensation; and corporate and individual performance incentives. The Company believes that this overall balanced approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company.

•	The Company’s performance incentive plans could not be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.

•

The Company believes that certain of its policies and programs, such as its stock ownership guidelines and compensation forfeiture provisions applicable to certain senior officers, also mitigate any risk-taking incentive inherent in any compensation policies or practices.

•

The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.

Excise Taxes

The employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.

Stock Ownership Guidelines

In May 2018, the Board adopted updated stock ownership guidelines after review and consultation with our independent compensation consultant regarding best practices. Per the newly adopted guidelines, which increased holding requirements for non-employee directors and executive officers, the Company’s executive officers are required to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2018, all of the NEOs were in compliance with these guidelines. For more information regarding the stock ownership guidelines, see “Board of Directors and Corporate Governance — Stock Ownership Guidelines,” above.

Policy on Speculative Trading Activities — Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Tax Deductibility of Executive Compensation. In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the ”covered employees.” Prior to the 2017 Tax Cuts and Jobs Act, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the 2017 Tax Cuts and Jobs Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so. In addition, although we historically maintained certain performance-based incentive plans that originally were intended to permit the payment of compensation deductible under Section 162(m), subject to the limited transition relief rules in the 2017 Tax Cuts and Jobs Act, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.

2018 COMPENSATION TABLES

2018 Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2018 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2018 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards(1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(2)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compen sation(3)(4)(i)		Total(j)
Oliver G. (Chip) Brewer III	2018	$845,205	$—	$3,617,313	$—	$1,700,000	$—	$67,038	(5)	$6,229,556
President and Chief	2017	$800,000	$—	$2,681,419	$—	$1,600,000	$—	$67,225		$5,148,644
Executive Officer	2016	$796,986	$—	$2,454,384	$—	$1,500,000	$—	$65,735		$4,817,105

Brian P. Lynch	2018	$445,205		$465,090	$—	$585,000	$—	$35,660	(6)	$1,530,955
Executive Vice President and	2017	$393,728	$—	$812,840	$—	$520,000	$—	$33,107		$1,759,675
Chief Financial Officer	2016	$338,366	$—	$343,617	$—	$371,943	$—	$32,831		$1,086,757
Richard H. Arnett	2018	$408,986	$—	$465,090	$—	$451,000	$—	$29,929	(8)	$1,355,005
Executive Vice President,	2017	$396,626	$—	$402,212	$—	$440,000	$—	$27,086		$1,265,924
Global Marketing and Callaway Brands

Mark F. Leposky	2018	$434,077	$—	$361,741	$—	$478,605	$—	$14,416	(7)	$1,288,839
Executive Vice President,	2017	$423,639	$—	$759,733	$—	$466,931	$—	$14,290		$1,664,593
Global Operations	2016	$416,451	$—	$343,617	$—	$368,332	$—	$14,262		$1,142,662
Alan Hocknell	2018	$380,414	$—	$361,742	$—	$419,437	$—	$25,059	(9)	$1,186,652
Senior Vice President,	2017	$371,267	$—	$312,828	$—	$409,207	$—	$24,661		$1,117,963
Research and
Development

(1)

Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 13, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2018 Form 10-K for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the grant date. The grant date fair value of the PRSUs included in this column (e) was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The highest level of performance that may be achieved for the PRSUs is 200% of the target. The PRSU awards granted in 2018 will be eligible to vest after three years based on the Company’s currency neutral EPS achievement over a three-year performance period beginning January 1, 2018 and ending December 31, 2020 with opportunities to bank a limited portion of the award based upon interim year performance. Based on the Company’s performance in 2018, participants earned a minimum of 50% of the target award shares granted in 2018, subject to continued service through the vesting date. The grant date fair values for the PRSUs granted during 2018 (assuming performance at the maximum level) was $3,979,039 for Mr. Brewer, $511,606 for each of Messrs. Lynch and Arnett, and $397,913 for each of Messrs. Leposky and Hocknell.

(2)

The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2018 Executive Compensation Program—Annual Incentive.”

(3)

Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2018, subject to certain cost and other limitations set forth in the Company’s internal policies: (i) tax and estate planning services, (ii) annual physical, (iii) the reimbursement of country club dues and golfing fees, (iv) supplemental long-term disability insurance, and (v) certain of the Company’s products (e.g. golf clubs and balls) for personal use. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.

(4)

The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).

(5)

Consists of (i) an $8,250 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $33,307 of total perquisites and other personal benefits comprised of items (i), (iii), (iv) and (v) described in footnote 3, (iii) an allowance of $25,000 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies, and (iv) the reimbursement of costs related to spousal travel, meals and gifts and the related tax gross-up of $481 for income imputed under Internal Revenue Service (“IRS”) regulations.

(6)

Consists of (i) an $8,250 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $27,409 of total perquisites and other personal benefits comprised of items (i), (iii) and (v) described in footnote 3.

(7)

Consists of (i) an $8,250 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $6,165 of total perquisites and other personal benefits comprised of items (iii) and (v) described in footnote 3.

(8)

Consists of (i) an $8,250 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $21,679 of total perquisites and other personal benefits comprised of items (i), (iii), (iv) and (v) described in footnote 3.

(9)

Consists of (i) an $8,250 Company matching contribution under its 401(k) Retirement Investment Plan, and (ii) $16,809 of total perquisites and other personal benefits comprised of items (i), (iii) and (v) described in footnote 3.

Grants of Plan-Based Awards in Fiscal Year 2018

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2018. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2018 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A (2)	425,000	850,000	1,700,000
	2/9/2018(3)				67,214	134,427	268,854				1,989,520
	2/9/2018							109,986(4)			1,627,793
Brian P. Lynch	N/A (2)	146,250	292,500	585,000
	2/9/2018(3)				8,642	17,284	34,568				255,803
	2/9/2018							14,141(4)			209,287
Richard H. Arnett	N/A (2)	112,750	225,500	451,000
	2/9/2018(3)				8,642	17,284	34,568				255,803
	2/9/2018							14,141(4)			209,287
Mark F. Leposky	N/A (2)	119,651	239,302	478,605
	2/9/2018(3)				6,722	13,443	26,886				198,956
	2/9/2018							10,999(4)			162,785
Alan Hocknell	N/A (2)	104,859	209,718	419,437
	2/9/2018(3)				6,722	13,443	26,886				198,956
	2/9/2018							10,999(4)			162,785

(1)	The Compensation Committee approved the grants of the equity-based awards as of January 31, 2018 for each NEO.

(2)

The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2018 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2018 Executive Compensation Program—Annual Incentive.”

(3)

The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards granted to the NEOs in 2018. The number of PRSUs that will be eligible to vest is determined based on currency neutral adjusted EPS achievement over a three-year performance period beginning January 1, 2018 and ending December 31, 2020 with the opportunity to bank a limited portion of the award based upon interim year performance. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2018 Executive Compensation Program—Long-Term Incentive.”

(4)

The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2018. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but do accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest. The RSUs granted in 2018 accrued dividend equivalent rights during 2018, but the amounts shown do not include the additional RSUs accrued. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2018 Executive Compensation Program—Long-Term Incentive” and the table below entitled “Outstanding Equity Awards at Fiscal Year-End 2018” for information regarding accrued dividend equivalent rights.

Outstanding Equity Awards at Fiscal Year-End 2018

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexcercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Oliver G. (Chip) Brewer III	2/9/2018(4)	—	—	—	—	—	67,214		$1,028,374	67,213	$1,028,359
	2/9/2018(5)	—	—	—	—	—	110,222		$1,686,400	—	—
	2/6/2017(6)	—	—	—	—	—	116,814		$1,787,254	29,204	$446,821
	2/6/2017(5)	—	—	—	—	—	120,097		$1,837,487	—	—
	2/8/2016(7)	—	—	—	—	—	313,568		$4,797,590	—	—
	2/8/2016(5)	—	—	—	—	—	43,151		$660,207	—	—
	2/1/2013	497,537	—	—	$6.52	2/1/2023		$		—	—
Brian P. Lynch.	2/9/2018(4)	—	—	—	—	—	8,642		$132,223	8,642	$132,223
	2/9/2018(5)	—	—	—	—	—	14,171		$216,822	—	—
	8/1/2017(8)	—	—	—	—	—	39,234		$600,276	—	—
	2/6/2017(6)	—	—	—	—	—	13,628		$208,508	3,407	$52,127
	2/6/2017(5)	—	—	—	—	—	9,341		$142,915	—	—
	2/8/2016(7)	—	—	—	—	—	43,900		$671,670	—	—
	2/8/2016(5)	—	—	—	—	—	6,041		$92,425	—	—
Richard H. Arnett	2/9/2018(4)	—	—	—	—	—	8,642		$132,223	8,642	$132,223
	2/9/2018(5)	—	—	—	—	—	14,171		$216,822	—	—
	2/6/2017(6)	—	—	—	—	—	17,522		$268,087	4,381	$67,029
	2/6/2017(5)	—	—	—	—	—	12,009		$183,735	—	—
	9/1/2016(9)	—	—	—	—	—	87,492		$1,338,625	—	—
	2/8/2016(7)	—	—	—	—	—	43,900		$671,670	—	—
	2/8/2016(5)	—	—	—	—	—	6,041		$92,425	—	—
Mark F Lenosky.	2/9/2018(4)	—	—	—	—	—	6,722		$102,847	6,721	$102,831
	2/9/2018(5)	—	—	—	—	—	11,023		$168,646	—	—
	2/6/2017(6)	—	—	—	—	—	13,628		$208,508	3,407	$52,127
	2/6/2017(5)	—	—	—	—	—	9,341		$142,915	—	—
	2/6/2017(10)	—	—	—	—	—	44,481		$680,554	—	—
	2/8/2016(7)	—	—	—	—	—	43,900		$671,670	—	—
	2/8/2016(5)	—	—	—	—	—	6,041		$92,425	—	—
Alan Hocknell	2/9/2018(4)	—	—	—	—	—	6,722		$102,847	6,721	$102,831
	2/9/2018(5)	—	—	—	—	—	11,023		$168,646	—	—
	2/6/2017(6)	—	—	—	—	—	13,628		$208,508	3,407	$52,127
	2/6/2017(5)	—	—	—	—	—	9,341		$142,915	—	—
	2/8/2016(7)	—	—	—	—	—	43,900		$671,670	—	—
	2/8/2016(5)	—	—	—	—	—	6,041		$92,425	—	—

(1)

Stock options generally have a ten-year term from the date of grant and vest and become exercisable ratably over a three-year period (with one-third of the underlying shares vesting on each of the first three anniversaries of the grant date), subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(2)

Upon termination of employment, the NEO generally has until the earlier of one year from the date of termination or the option expiration date to exercise his vested options. However, the options may be cancelled and rescinded and proceeds may be forfeited if the NEO improperly discloses or misuses the Company’s confidential information or trade secrets. See “Governance and Other Considerations—Clawbacks,” above.

(3)	Market value based on $15.30 per share, which was the closing market price of the Common Stock on December 31, 2018, which was the last business day of 2018.

(4)

Amounts represent PRSU awards granted in 2018 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s currency neutral adjusted EPS achievement over a three-year performance period from January 1, 2018 through December 31, 2020, with the opportunity to bank a limited portion of the award based upon interim year performance. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On January 31, 2019, the Compensation Committee determined that 50% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s currency neutral adjusted EPS performance during 2018. As a result, 50% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number of PRSUs and market value of $15.30 as of December 31, 2018 for each NEO would be as follows (which numbers do not include any “banked” shares, as those shares are reflected in the column titled “Number of Shares or Units of Stock That Have Not Vested” to the left): Mr. Brewer, 201,640 PRSUs, $3,085,092; Mr. Lynch, 25,926 PRSUs, $396,668; Mr. Arnett, 25,926 PRSUs, $396,668; Mr. Leposky, 20,164 PRSUs, $308,509; and Mr. Hocknell, 20,164 PRSUs, $308,509. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)

Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)

Amounts represent PRSU awards granted in 2017 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the Company’s currency neutral adjusted EPS achievement over a three-year performance period from January 1, 2017 through December 31, 2019, with the opportunity to bank a limited portion of the award based upon interim year performance. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On January 31, 2019, the Compensation Committee determined that 80% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s currency neutral adjusted EPS performance during the two-year performance period from January 1, 2017 through December 31, 2018. As a result, 80% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number of PRSUs and market value of $15.30 as of December 31, 2018 for each NEO would be as follows (which numbers do not include any “banked” shares, as those shares are reflected in the column titled “Number of Shares or Units of Stock That Have Not Vested” to the left): Mr. Brewer, 175,222 PRSUs, $2,680,897; Mr. Lynch, 20,442 PRSUs, $312,763, Mr. Arnett, 26,284 PRSUs, $402,145; Mr. Leposky, 20,442 PRSUs, $312,763; and Mr. Hocknell, 20,442 PRSUs, $312,763. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)

Amounts represent PRSU awards granted in 2016 that vested in February 2019 on the third anniversary of the grant date. Each PRSU represented the right to receive one share of Common Stock upon vesting. The number of PRSUs that were eligible to vest was determined based on the Company’s currency neutral adjusted EPS achievement over the three-year performance period from January 1, 2015 through December 31, 2017. In January 2019, the Compensation Committee determined that performance relative to such criteria was achieved at the maximum level and, as a result, 200% of the “target” number of PRSUs were earned and vested in February 2019 on the third anniversary of the grant date, subject to continued employment through the vesting date, which number is reported in this row. The awards were subject to accelerated vesting as described under “Executive Officer Compensation-Compensation Discussion and Analysis-Severance Arrangements” and “-Change-in-Control Arrangements.”

(8)

Amounts represent RSU awards that vest in full on the fifth anniversary of the grant date and include additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the fifth anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(9)

Amounts represent RSU awards that vest as follows: 43,746 units vest on September 1, 2021; 8,749 units vest on September 1, 2022; 8,749 units vest on September 1, 2023; 8,749 units vest on September 1, 2024; 8,748 units vest on September 1, 2025; 8,748 units vest on September 1, 2026 and include additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the fifth anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(10)

Amounts represent RSU awards that vest as follows: 22,240 units vest on February 6, 2020 and 22,240 units vest on February 6, 2021; and include additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the third anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

Option Exercises and Stock Vested in Fiscal Year 2018

The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2018 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of shares acquired on vesting (#)(3)	Value Realized on Vesting ($)(4)
Oliver G. (Chip) Brewer III	—	—	303,966	4,431.612
Brian P. Lynch	—	—	39,046	570,073
Richard H. Arnett	—	—	51,721	753,860
Mark F. Leposky	87,069	1,178,913	50,389	734,425
Alan Hocknell	—	—	50,389	734,425

(1) The number of shares reported in this column reflects the gross number of non-qualified stock options that were exercised.

(2) The value realized on exercise is computed by determining the difference between the closing market price of the Common Stock on the dates of exercise and the exercise price per share of the award exercised.

(3) The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.

(4) The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information for our NEOs with respect to RSUs that vested but for which the underlying shares had not yet been delivered to the executive due to deferral elections made by the executives under the DCP prior to its termination. A description of the DCP and the distribution provisions thereunder is included above under “Executive Officer Compensation—Compensation Discussion and Analysis—Deferred Compensation Plan.”

Name	Executive Contributions in Fiscal Year 2018 ($)		Registrant Contributions in Fiscal Year 2018 ($)	Aggregate Earnings (Losses) in Fiscal Year 2018 ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at 2018 Fiscal Year End ($)
Oliver G. (Chip) Brewer III	$582,821	(1)	—	$28,362	—	$611,183	(3)
Brian P. Lynch	—		—	—	—	—
Richard H. Arnett	—		—	—	—	—
Mark F. Leposky	—		—	—	—	—
Alan Hocknell	—		—	—	—	—

(1)

The amount represents the value of the shares underlying the deferred RSUs that vested during fiscal year 2018, calculated based on the closing price on the applicable vesting date. The grant date fair value attributable to these RSUs was previously reported in the Summary Compensation Table for the fiscal year in which they were granted. The RSUs accrue dividend equivalent rights, but the amounts shown do not include the additional RSUs accrued.

(2)

Represents the positive change (if any) in market value of the shares of the Common Stock underlying the deferred RSUs held by Mr. Brewer as of the last day of fiscal year 2018, calculated as the difference between (a) the closing price of the Common Stock on the applicable vesting date (for RSUs vesting during fiscal year 2018) or the first day of fiscal year 2018 (for RSUs that vested during prior fiscal years) and (b) the closing market price of the Common Stock on December 31, 2018 ($15.30), the last business day of fiscal year 2018. The amounts reported in this column are not reported as compensation in the Summary Compensation Table because the earnings are not above market or preferential.

(3)

The amount represents the value of shares of our common stock underlying the deferred restricted stock units based on the closing market price of the Common Stock on December 31, 2018 ($15.30), the last business day of fiscal year 2018.

Potential Payments upon Termination or Change-in-Control

Each of the NEOs has an employment agreement with the Company that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause, (ii) termination by the Company without substantial cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.”

Payments Made Upon Any Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.

Quantification of Payments upon Termination or Change-in-Control

The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by the Company under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2018 and are based on the $15.30 per share closing market price of the Common Stock on December 31, 2018, which was the last business day of 2018; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change in control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards shall vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change in control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$1,275,000	$1,275,000	$1,275,000	$1,275,000	$1,275,000
RSUs and/or PRSUs(2)	$10,431,131	$12,659,997	$12,659,997	$10,041,131	$11,184,816
Portion of salary and target bonus(3)	$1,275,000	$1,700,000	$—	$425,000	$—
COBRA & CalCOBRA premiums(4)(5)	$45,235	$59,898	$—	$45,235	$45,235
Tax & financial planning services(5)	$14,915	$29,830	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$1,275,000	$1,700,000	$—	$—	$—

Total	$13,938,781	$17,437,225	$13,934,997	$11,786,366	$12,505,051
Brian P. Lynch
Pro-rated short term incentive award(1)	$438,750	$438,750	$438,750	$438,750	$438,750
RSUs and/or PRSUs(2)	$907,827	$2,249,189	$2,249,189	$907,827	$2,064,839
Portion of salary and target bonus(3)	$371,250	$742,500	$—	$225,000	$—
COBRA & CalCOBRA premiums(4)(5)	$30,157	$59,898	$—	$30,157	$30,157
Tax & financial planning services(5)	$14,915	$29,830	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$371,250	$742,500	$—	$—	$—

Total	$2,146,649	$4,275,167	$2,687,939	$1,601,734	$2,533,746
Richard H. Arnett
Pro-rated short term incentive award(1)	$338,250	$338,250	$338,250	$338,250	$338,250
RSUs and/or PRSUs(2)	$855,962	$3,102,837	$3,102,837	$855,962	$2,903,592
Portion of salary and target bonus(3)	$317,750	$635,500	$—	$205,000	$—
COBRA & CalCOBRA premiums(4)(5)	$30,157	$59,898	$—	$30,157	$30,157
Tax & financial planning services(5)	$14,915	$29,830	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$317,750	$635,500	$—	$—	$—

Total	$1,887,284	$4,814,315	$3,441,087	$1,429,369	$3,271,999

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change in control (7)	Change-in- Control (no termination of employment) (7)	Permanent Disability	Death
Mark F. Leposky
Pro-rated short term incentive award(1)	$358,953	$358,953	$358,953	$358,953	$358,953
RSUs and/or PRSUs(2)	$891,768	$2,222,524	$2,222,524	$891,768	$2,067,558
Portion of salary and target bonus(3)	$337,199	$674,397	$—	$217,548	$—
COBRA & CalCOBRA premiums(4)(5)	$22,804	$45,596	$—	$22,804	$22,804
Tax & financial planning services(5)	$14,915	$29,830	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$337,199	$674,397	$—	$—	$—

Total	$1,975,338	$4,018,197	$2,581,477	$1,491,073	$2,449,315
Alan Hocknell
Pro-rated short term incentive award(1)	$314,577	$314,577	$314,577	$314,577	$314,577
RSUs and/or PRSUs(2)	$835,553	$1,541,970	$1,541,970	$835,553	$1,387,004
Portion of salary and target bonus(3)	$295,512	$591,024	$—	$190,653	$—
COBRA & CalCOBRA premiums(4)(5)	$30,157	$59,898	$—	$30,157	$30,157
Tax & financial planning services(5)	$14,915	$29,830	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$295,512	$591,024	$—	$—	$—

Total	$1,798,726	$3,140,823	$1,856,547	$1,370,940	$1,731,738

(1) Amounts shown represent the amount of annual bonus the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the bonus plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed.

(2) The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 31, 2018 (which was the last business day of 2018). Such values assume, for the purposes of this table, that Company performance goals are met at the “target” level with respect to PSRUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of Company performance goals are reported, assuming Company performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2018” table. The values of dividend equivalent rights accrued as of December 31, 2018, including fractional shares, are included in the values shown for RSU awards.

(3) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target bonus.

b. Termination event within 1-year following a change in control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target bonus.

c. Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled.

(4) Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2018 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.

(5) Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.

(6) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target bonus.

b. Termination event within 1-year following a change in control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target bonus.

(7) Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our population was initially evaluated as of December 31, 2017, to determine the median employee. As of December 31, 2018, we reevaluated the status of our median employee determined as of December 31, 2017. Based on the Company’s belief that there have not been any changes as of December 31, 2018 to either our workforce or the median employee’s circumstances that would result in significant change to the pay ratio, we have used the same median employee used for our 2017 pay ratio calculation for our 2018 pay ratio calculation below as is permitted by Item 402(u).

For 2018, our last completed fiscal year:

•	The annual total compensation of the median employee of our company (excluding our CEO) calculated using the Summary Compensation Table methodology was $66,278; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $6,229,555.

Based on this information, for 2018, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 94:1, as compared to 97:1 for 2017.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.

As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2018 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:

•	a substantial majority of executive compensation that is variable in nature;

•	a substantial majority of variable compensation that is tied to performance-based annual and long-term incentive programs;

•	equity awards granted under a policy that has strict controls on grant processes and timing;

•	stock ownership guidelines that require material holdings;

•	a compensation committee comprised entirely of independent directors and an independent compensation consultant; and

•	clawback provisions contained in the employment agreements of the Company’s NEOs who are U.S. citizens.

Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

  Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY

VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Stock as of February 28, 2019 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 95,218,398 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
BlackRock, Inc. (2)	13,292,414	13.96%
55 East 52nd Street
New York, New York 10055

The Vanguard Group (3)	7,912,821	8.31%
100 Vanguard Boulevard
Malvern, PA 19355

Dimensional Fund Advisors LP (4)	6,940,420	7.29%
Building One
6300 Bee Cave Road
Austin, Texas 78746

Samuel H. Armacost (5)	84,065	*

Richard H. Arnett (6)	44,413	*

Ronald S. Beard (7)	81,870	*

Oliver G. Brewer III (6)(8)	1,089,805	1.14%

John C. Cushman, III (9)	76,570	*

Laura J. Flanagan	—	*

Russell L. Fleischer	5,000	*

Alan Hocknell (6)	107,246	*

Mark F. Leposky (6)	156,594	*

John F. Lundgren	57,305	*

Brian P. Lynch (6)	31,967	*

Adebayo O. Ogunlesi	54,931	*

Linda B. Segre	22,364	*

Anthony S. Thornley	43,679	*

All directors and executive officers as a group (16 persons) (10)	1,888,956	1.97%

*	Less than one percent

(1)

Except as otherwise indicated, the address for all persons shown in this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.

(2)

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2019. This schedule reported that BlackRock, Inc. has sole voting power with respect to 13,042,916 shares and sole dispositive power with respect to 13,292,414 shares.

(3)

Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019. This schedule reported that Vanguard has sole power to vote with respect to 160,437 shares, shared power to vote with respect to 19,558 shares, sole power to dispose of or to direct disposition of 7,742,568 shares and shared power to dispose of or to direct the disposition of 170,253 shares. The Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 150,695 shares, or 0.15%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. The Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 29,300 shares, or 0.03%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)

Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2019. This schedule reported that Dimensional Fund Advisors LP has sole voting power with respect to 6,648,793 shares and sole dispositive power with respect to 6,940,420 shares. This schedule also reported that Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the shares owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.

(5)	Mr. Armacost’s shares are held in a family trust with his wife and they share voting and investment power with respect to such shares.

(6)

The number and percentage of shares beneficially owned excludes the number of shares which are subject to RSUs and PRSUs held by the applicable individual that are not scheduled to vest within 60 days of the Table Date. For additional information concerning the vesting of the RSUs and PRSUs that were granted in 2018 and earlier, see “2018 Compensation Tables—Outstanding Equity Awards at Fiscal Year-End 2018.” In 2019, RSUs and PRSUs were granted to the individuals and in the numbers set forth in the table below:

	# of Shares Subject to (a)
Name	RSUs	PRSUs (target)
Mr. Brewer	110,429	134,969
Mr. Lynch	16,564	20,245
Messrs. Arnett and Leposky	12,423	15,184
Mr. Hocknell	9,663	11,810

(a)

One-third of the number of shares subject to the RSUs granted in 2019 vest, subject to continued employment through the applicable vesting date, on each of February 8, 2020, February 8, 2021 and February 8, 2022. The PRSUs granted in 2019 vest after three years, subject to continued employment, based on cumulative currency neutral adjusted EPS achievement and relative Total Shareholder Return (rTSR) over a three-year performance period beginning January 1, 2019 and ending December 31, 2021. The current currency neutral adjusted EPS and new rTSR metrics will be equally weighted, with the opportunity to bank a limited portion of the award for the 50% of the award in respect of currency neutral adjusted EPS based upon interim year performance.

(7)	17,500 of Mr. Beard’s shares are held by Mr. Beard and his spouse in a trust and they share voting and investment power with respect to such shares.

(8)	Includes 497,537 shares issuable upon exercise of options. Mr. Brewer shares voting power with his spouse with respect to 20,000 shares.

(9)	12,200 of Mr. Cushman’s shares are held in a family trust with his wife and they share voting and investment power with respect to such shares.

(10)	Includes 497,537 shares issuable upon exercise of options held, in the aggregate, by individual directors and executive officers.

TRANSACTIONS WITH RELATED PERSONS

It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Alan Hocknell is the Senior Vice President of Research and Development and is an executive officer of the Company. One of the Company’s other employees in its Research and Development department became Mr. Hocknell’s brother-in-law subsequent to joining the Company. His compensation is monitored by the Company’s Human Resources department and is set based upon market rates. Mr. Hocknell’s brother-in-law is not an officer of the Company. His total compensation in 2018, while not material to the Company, exceeded the threshold for disclosure under Item 404(a) of Regulation S-K but is less than $275,000 in the aggregate.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers, and greater than 10% beneficial owners to file initial reports of ownership (on Form 3) and periodic reports of changes in ownership (on Forms 4 and 5) of Company securities with the SEC. Based solely on its review of copies of such forms (and any amendments to such forms) and such written representations regarding compliance with such filing requirements as were received from its directors, executive officers and greater than 10% beneficial owners (if any), the Company believes that all such Section 16(a) reports were filed on a timely basis during 2018.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.CALLAWAYGOLF.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER PROPOSALS

If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2020 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting (i.e., the 2019 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2020 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not more than 120 days prior to the 2020 annual meeting and not less than the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2020 annual meeting. As a result, in the event the 2020 annual meeting is not held more than 30 days before nor more than 60 days after the first anniversary of this year’s Annual Meeting, notice of nominations or other business submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on February 7, 2020 and no earlier than January 8, 2020. Any such notice must include all of the information specified in the Company’s Bylaws.

If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2020 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than November 26, 2019. However, if the date of the 2020 annual meeting of shareholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2020 annual meeting. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act.

OTHER MATTERS

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.

Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Carlsbad, California	Sarah E. Kim
March 18, 2019	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

Supplemental Financial Information and Non-GAAP Reconciliation

(Unaudited)

(In thousands, except per share data)

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Total As Reported	Acquisition Costs(1)	Non-GAAP	Total As Reported	Acquisition Costs(2)	Non-Cash Tax Adjustment(3)	Non-GAAP
Net sales	$1,242,834	$—	$1,242,834	$1,048,736	$—	$—	$1,048,736
Gross profit	578,369	—	578,369	480,448	(2,439)	—	482,887
% of sales	46.5%	—	46.5%	45.8%	—	—	46.0%
Operating expenses	449,927	3,661	446,266	401,611	8,825	—	392,786

Income (loss) from operations	128,442	(3,661)	132,103	78,837	(11,264)	—	90,101
Other income (expense), net	2,830	4,409	(1,579)	(10,782)	—	—	(10,782)

Income (loss) before income taxes	131,272	748	130,524	68,055	(11,264)	—	79,319
Income tax provision (benefit)	26,018	172	25,846	26,388	(4,118)	3,394	27,112

Net income (loss)	105,254	576	104,678	41,667	(7,146)	(3,394)	52,207
Less: Net income attributable to non-controlling interests	514	—	514	861	—	—	861

Net income (loss) attributable to Callaway Golf Company	$104,740	$576	$104,164	$40,806	$(7,146)	$(3,394)	$51,346

Diluted earnings (loss) per share:	$1.08	$0.01	$1.07	$0.42	($0.07)	($0.04)	$0.53
Weighted-average shares outstanding:	97,153	97,153	97,153	96,577	96,577	96,577	96,577

(1)	Represents non-recurring costs associated with the acquisition of Jack Wolfskin in January 2019.

(2)	Represents non-recurring costs associated with the acquisitions of Ogio International, Inc. in January 2017, and TravisMathew in August 2017.

(3)

Represents approximately $7.5 million of non-recurring income tax expense resulting from the 2017 Tax Cuts and Jobs Act, partially offset by a non-recurring benefit of approximately $4.1 million related to the revaluation of taxes on intercompany transactions, resulting from the 2016 release of the valuation allowance against the Company’s U.S. deferred tax assets.

A-1

	2018 Trailing Twelve Month Adjusted EBITDA					2017 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	Total	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	Total
Net income (loss)	$62,855	$60,867	$9,517	$(28,499)	$104,740	$25,689	$31,443	$3,060	$(19,386)	$40,806
Interest expense, net	1,528	1,661	1,056	704	4,949	715	550	642	2,004	3,911
Income tax provision (benefit)	17,219	17,247	1,335	(9,783)	26,018	13,206	16,050	1,486	(4,354)	26,388
Depreciation and amortization expense	4,737	5,029	4,996	5,186	19,948	4,319	4,178	4,309	4,799	17,605

EBITDA	$86,339	$84,804	$16,904	$(32,392)	$155,655	$43,929	$52,221	$9,497	$(16,937)	$88,710

Jack Wolfskin net acquisition costs/(gains)	—	—	1,521	(2,269)	(748)	—	—	—	—	—
OGIO and TravisMathew acquisition costs	—	—	—	—	—	3,956	2,254	3,377	1,677	11,264

Adjusted EBITDA	$86,339	$84,804	$18,425	$(34,661)	$154,907	$47,885	$54,475	$12,874	$(15,260)	$99,974

A-2

Callaway Golf Company
2019 Annual Meeting of Shareholders
Tuesday, May 7, 2019
8:00 a.m. PDT

N
W
E
S
78
College Blvd.
Faraday Ave.
Priestly Dr.
San Marcos Blvd.
(turns into Palomar Airport Rd.)
15
5
Callaway Golf Company
2180 Rutherford Road
760/931-1771
Aston Ave.
Rutherford Road
Pascal Ct
El Camino Real
College Blvd.
Hidden Valley
Palomar Airport
Palomar Airport Road

From Interstate 5:
Exit Palomar Airport Road
Go East on Palomar Airport Road to College Blvd.
Turn left onto College Blvd.
Turn right onto Aston Avenue
Turn right onto Rutherford Road
Turn left into parking lot at 2180 Rutherford Road

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Pacific Time, on May 7, 2019. Online Go to www.investorvote.com/ELY or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/ELY 2019 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals - THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS A RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2 AND 3. 1. Election of Directors: + 01 - Oliver G. Brewer III 02 - Ronald S. Beard 03 - Samuel H. Armacost 04 - John C. Cushman, III 05 - Laura J. Flanagan 06 - Russell B. Fleischer 07 - John F. Lundgren 08 - Adebayo O. Ogunlesi 09 - Linda B. Segre 10 - Anthony S. Thornley Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the Annual Meeting in connection with the election of directors. To specify different instructions with regard to cumulative voting, write your instructions on the line below. For Against Abstain For Against Abstain 2. Ratify, on an advisory basis, the appointment of Deloitte & 3. Approve, on an advisory basis, the compensation of the Touche LLP as the Company’s independent registered public Company’s named executive officers. accounting firm for the fiscal year ending December 31, 2019. In their discretion, Brian P. Lynch and Sarah E. Kim, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1UPX + 02ZX9C

Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting To Be Held on May 7, 2019: The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2019 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ELY qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy - CALLAWAY GOLF COMPANY The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints BRIAN P. LYNCH and SARAH E. KIM, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, on May 7, 2019, at 8:00 A.M. (Pacific Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE HEREOF AND “FOR” ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +